Exhibit 99.2 Tier Technologies, Inc. 11130 Sunrise Valley Drive, Suite 300 Reston, VA 20191 CONTACT: Ronald W. Johnston, Chief Financial Officer rjohnston@tier.com (571) 382-1000

Tier Technologies and Discovery Group Reach Agreement

RESTON, VA – February 22, 2011.  Tier Technologies, Inc. (NASDAQ: TIER) (the “Company” or “Tier”) and the Discovery Group (“Discovery”), which beneficially owns 14.8% of the Company’s outstanding shares, today announced that they have entered into an agreement in connection with the Company’s 2011 Annual Meeting of Stockholders to be held on April 7, 2011.

Under the terms of the Agreement, Tier will reduce the size of its Board from eight to seven members, effective at the Annual Meeting.  The Tier nominees for election to the Board at the annual meeting will consist of Charles Berger, Morgan Guenther, Alex Hart, Philip Heasley, David Poe, Zachary Sadek, and Katherine Schipper.

As part of the Agreement, Discovery has agreed not to nominate any candidates for election to the Board at the Annual Meeting and to vote its shares in support of Tier’s nominees at the meeting.  Discovery has also agreed to withdraw its stockholder proposal, which related to a Dutch Auction tender offer, and agreed not to present that proposal at the Annual Meeting.  In January 2011, the Company completed a $10 million tender offer conducted as a modified Dutch Auction.

The complete agreement between Tier and Discovery will be included as an exhibit to the Company’s Current Report on Form 8-K to be filed with the Securities and Exchange Commission.

About Tier Technologies, Inc.

Tier Technologies, Inc. is a leading provider of electronic payment solutions in the biller direct market.  Headquartered in Reston, Virginia, the company provides enhanced electronic payment services that include multiple payment choices, payment channels, and bill payment products and services to over 4,600 clients in all 50 states and the District of Columbia.  Tier serves clients in multiple markets including federal, state, and local governments, educational institutions, utilities and commercial clients through its subsidiary, Official Payments Corporation.  For more information, see www.tier.com and www.officialpayments.com.

Forward looking statements

Statements made in this press release that are not historical facts are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements relate to future events or Tier’s future financial and/or operating performance and generally can be identified as such because the context of the statement includes words such as “may,” “will,” “intends,” “plans,” “believes,” “anticipates,” “expects,” “estimates,” “shows,” “predicts,” “potential,” “continue,” or “opportunity,” the negative of these words or words of similar import.  Tier undertakes no obligation to update any such forward-looking statements.  Each of these statements is made as of the date hereof based only on current information and expectations that are inherently subject to change and involve a number of risks and uncertainties.  Actual events or results may differ materially from those projected in any of such statements due to various factors, including, but not limited to: general economic conditions, which affect Tier’s financial results in all our markets, which we refer to as “verticals”, particularly federal, state and local income tax and property tax verticals;  effectiveness and performance of our systems, payment processing platforms and operational infrastructure; our ability to grow EPS revenue while keeping costs relatively fixed; the potential loss of funding by clients, including due to government budget shortfalls or revisions to mandated statutes; the timing, initiation, completion, renewal, extension or early termination of client projects; our ability to realize revenues from our business development opportunities; the impact of governmental investigations or litigation; and unanticipated claims as a result of project performance, including due to the failure of software providers or subcontractors to satisfactorily complete engagements.  For a discussion of these and other factors which may cause our actual events or results to differ from those projected, please refer to our quarterly report on Form 10-Q for the period ended December 31, 2010, filed with the Securities and Exchange Commission.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION

The Company plans to file with the SEC and mail to its stockholders a proxy statement relating to its Annual Meeting.  The proxy statement will contain important information about the Company and the matters to be acted upon at the meeting.  Investors and security holders are urged to read the proxy statement carefully when it is available.  Investors and security holders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov.  In addition, investors and security holders will be able to obtain free copies of these documents from the Company by contacting Tier Technologies, Inc., attention Keith Omsberg, Corporate Secretary, 11130 Sunrise Valley Drive, Suite 300, Reston, Virginia, 20191, telephone: (571) 382-1000.

Tier and its directors and executive officers may be deemed to be participants in the solicitation of Tier’s security holders in connection with its 2011 Annual Meeting of Stockholders.  Security holders may obtain information regarding the names, affiliations and interests of such individuals in Tier’s Annual Report on Form 10-K for the fiscal year ended September 30, 2010, as amended by Amendment No. 1 to the Form 10-K, which is on file with the SEC, as well as its upcoming proxy statement for the 2011 Annual Meeting (when available).  Tier’s current directors and executive officers are named in Tier’s Annual Report on Form 10-K for the fiscal year ended September 30, 2010, as amended.  Stockholdings of directors and executive officers have been reported in Tier’s Annual Report on Form 10-K for the fiscal year ended September 30, 2010, as amended, and to the extent those reported numbers have changed, have been or will be reflected on Statements of Change in Beneficial Ownership on Form 4 or Form 5 filed with the SEC.